Bylaws

of

United Bancorp, Inc.

As amended and restated on
December 8, 2009 and
amended October 24, 2013

Section 1.	Distributions	17
Section 2.	Reserves	17
Section 3.	Voting Securities	17
Section 4.	Contracts	17
Section 5.	Corporate Books and Records	18
Section 6.	Fiscal Year	18
Section 7.	Seal	18

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.                          Times and Places of Meetings.    All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the Board of Directors.

Section 2.                          Annual Meetings.  An annual meeting of the shareholders shall be held on such date and at such place, within or without the State of Michigan, as is designated by the Board of Directors.  One of the purposes of the annual meeting shall be the election of directors.

Section 3.                          Special Meetings.  Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, the Chairman of the Board or the President, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the President.

Section 4.                          Notice of Meetings.   Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented.  For the purposes of these bylaws, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process.  Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.  Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

Section 5.                          Shareholder List.  The officer or agent who has charge of the stock ledger of this Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder.  The list shall be produced and kept at the time and place of the meeting and may be inspected during the whole time of the meeting by any shareholder who is present at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

Section 6.                          Quorum.

(a)            Unless a greater or lesser quorum is provided in the articles of incorporation, these bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

(b)      Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum.  When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the articles of incorporation, these bylaws, or by   law.

  (c)       If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.  However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

(d)     Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of this Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

Section 7.                          Vote Required.  When a quorum is present at any meeting, any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, whether present in person or represented by proxy, unless a greater vote is required by statute, the articles of incorporation or these bylaws.  Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at an election.

Section 8.                          Voting Rights.  Except as otherwise provided by the articles of incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.  Each proxy to vote shall be in writing and signed by the shareholder or his or her duly authorized representative, and no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 9.                          Participation in Meeting by Remote Communication.  A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.  Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section and Article V, Section 9 are met.

Section 10.                          Matters to be Considered.  Except as otherwise provided by statute, the articles of incorporation, or these bylaws:

(a)            No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder of record in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the chairman of the meeting in the chairman's sole discretion.

(b)            For a matter to be properly presented by a shareholder for action at a meeting of shareholders, the shareholder must be a shareholder of record and must have given timely notice of the shareholder's intention to present the matter for action at the meeting in writing to the Secretary of the Corporation.  To be timely, the notice must be delivered to, or mailed to and received at, the office of the Secretary of the Corporation not less than 120 calendar days prior to the date corresponding to the date on which the Corporation's proxy statement or notice of meeting was first released to shareholders in connection with the last preceding annual meeting of shareholders, in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), or not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting, in the case of a special meeting.  The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of stock of the Corporation that are beneficially owned by the shareholder; (iv) any material interest of the shareholder in the matter proposed for shareholder action; and (v) the exact text of any resolution the shareholder proposes to present for action at the meeting.

Section 11.                          Conduct of Meetings.  Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)            The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.  If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)            If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

(c)            The chairman may require any person who is not a bona fide shareholder of record on the record date, or is not a validly appointed proxy of such a shareholder, to leave the meeting.

(d)            The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.  Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder.

(e)            When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration.  If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

(f)            When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election.  In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

(g)            When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

(h)            When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

Section 12.                          Inspectors of Election.  The Board of Directors or, if they shall not have so acted, the chairman may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, officers, or employees of this Corporation) to serve as inspectors of election.  The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  Whenever any shareholder present at a meeting of shareholders shall request the appointment of inspectors, the presiding officer of the meeting shall appoint inspectors, who need not be shareholders.  If the right of any person to vote at the meeting shall be challenged, the inspectors of election shall determine the right.  The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result.  Their certificate of any vote shall be prima facia evidence thereof.

Section 13.                          Vote by Shareholder Corporation.  Any other corporation which is a shareholder in this Corporation may vote by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its Board of Directors or pursuant to its bylaws, shall be authorized to vote.

ARTICLE II
RECORD DATE

Section 1.                          Fixing of Record Date by Board.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken.  Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

Section 2.                          Record Date in the Absence of Board Action.  If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

Section 3.                          Adjournments.  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE III
DIRECTORS

Section 1.                          Qualification and Number.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twenty directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

Section 2.                          Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.                          Vacancies.  A director shall hold office until the annual meeting for the year at which his term expires and thereafter until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Section 4.                          Compensation.  The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors, but approval of the shareholders is required if the articles of incorporation, these bylaws or any provisions of the Michigan Business

Corporation Act so provide.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation for such service.  Members of special or standing committees may be paid compensation for attending committee meetings or for serving as members or chairman of any committee.

Section 5.                          Resignation and Removal.  Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by this Corporation, or at such subsequent time as set forth in the notice of resignation.  Any director, or the entire Board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

Section 6.                          Chairman of the Board.  The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen.  The Chairman of the Board shall have such other duties and powers as may be imposed upon or given to him or her by the Board of Directors but shall not be an officer of the Corporation unless he or she is also the President or otherwise appointed and designated an officer by the Board of Directors.  The Chairman of the Board shall preside at all meetings of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may appoint the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board.  The Chairman of the Board and any Vice Chairman shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.

Section 7.                          Nominations.

(a)            Nominations of candidates for election as directors of the Corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.
(b)            Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his or her election as a director.
(c)            No less than120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

(d)            In the event that a person is validly designated as a nominee in accordance with subsection (b) and shall thereafter become unable or unwilling to stand for election to the board of directors, the Board of Directors may designate a substitute nominee.
(e)            If the chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE IV
COMMITTEES OF DIRECTORS

Section 1.                          Committees. The Board of Directors may from time to time designate committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board of Directors. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

Section 2.                          Audit Committee.  The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time.  The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

Section 3.                          Compensation & Governance Committee.  The Compensation & Governance Committee will perform the functions of a compensation, governance and nominations committee for the Corporation and each of its subsidiaries as that function is defined in the Compensation & Governance Committee Charter adopted by the Board of Directors from time to time.  The Compensation & Governance Committee shall have the authority, responsibilities, and powers provided in the Compensation & Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Compensation & Governance Committee shall have the qualifications set forth in the Compensation & Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

Section 4.                          Executive Committee.  The Executive Committee, if one is designated by the Board of Directors, will have and may exercise the full powers and authority of the Board of Directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the Board of Directors

Section 5.                          Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

Section 6.                          Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine.  Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

Section 7.                          Substitutes. In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or any resolution of the Board of Directors to act at the meeting in place of such absent or disqualified member.

ARTICLE V
MEETINGS OF DIRECTORS

Section 1.                          Places of Meetings.  The Board of Directors of this Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

Section 2.                          Organizational Meeting of Board.  The Board of Directors may meet immediately following each annual meeting of shareholders and no notice of such meeting shall be necessary to any newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as provided in these bylaws for special meetings of the Board of Directors, unless such notice shall have been waived by each of the directors as provided in these bylaws.

Section 3.                          Regular Meetings.   Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 4.                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President.  Special meetings shall be called by the Chairman of the Board or the President on the request of any two directors.

Section 5.                          Notice of Meetings.  Except as otherwise provided by these bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

(a)            by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

(b)            by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director's last known office, home or electronic address.

Section 6.                          Purpose Need Not Be Stated.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 7.                          Board Quorum.  At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the articles of incorporation, or these bylaws.  If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 8.                          Action Without a Meeting.  Any action required or permitted to be taken under authorization voted at any meeting of the Board of Directors, or of any committee of the board, may be taken without a meeting if, before or after the action, all directors then in office or members of such committee, as the case may be, consent thereto in writing or by electronic transmission.  The consent shall have the same effect as a vote of the board or committee for all purposes.  Any such consent shall be filed with the minutes or proceedings of the board or committee.

Section 9.                          Meeting by Remote Communication.  The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such board or committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants.  Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 10.                          Waiver of Notice.  A director's attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.  Notice of any meeting of the board or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

ARTICLE VI
OFFICERS

Section 1.                          Appointment of Officers.  The Board of Directors shall appoint a President, a Secretary and a Treasurer, all of whom shall be officers of the Corporation.  The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or such other individuals as it may deem proper to be officers of the Corporation with such titles as the Board of Directors may deem appropriate.  Any officer appointed by the Board of Directors shall hold office for an indefinite term at the pleasure of the Board of Directors.  All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors.  Any officer may be removed by the Board of Directors at any time and for any reason.  The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise.  The Board of Directors shall have the power to fill any vacancies in any offices.

Section 2.                          Appointment to Titled Positions.  The Board of Directors or the President may from time to time appoint individuals to titled positions.  Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President.  The title of "Vice President" with or without other words, may be conferred on a holder of a titled position.  Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors or the President.  Any two or more titled positions may be filled by the same person.

Section 3.                          Authority of Officers.  The President, Executive Vice Presidents, Senior Vice Presidents, Secretary, Treasurer, and any Vice Presidents or other persons as the Board of Directors shall have appointed and expressly designated as officers, shall be the only officers of the Corporation.  Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation.  Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors shall not be officers of the Corporation regardless of their titles.

Section 4.                          Authority of Titled Positions.  Holders of title positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

Section 5.                          President.  The President shall be the Chief Executive Officer of the Corporation.  The President shall have the general and active authority and responsibility for the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.                          Other Officers.  Each Executive Vice President, Senior Vice President, and any Vice Presidents who are appointed and designated as officers by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the President.  In case of the absence of or the inability to act of the President, the duties of the President shall be performed by the Executive Vice Presidents, the Senior Vice Presidents, and any Vice Presidents designated by the Board of Directors as officers, in the order of their seniority or such other priority as may be established by the Board of Directors, unless and until the Board of Directors shall otherwise direct, and, when so acting the duly authorized Executive Vice President, Senior Vice President, or Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President.

Section 7.             Secretary.  The Secretary shall attend all meetings of the shareholders and the Board of Directors, and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings.  The Secretary shall give all notices required by statute, these bylaw or resolution of the Board of Directors.

Section 8.                          Treasurer.  The Treasurer shall have custody of all corporate funds and securities and shall keep in books of the Corporation full and accurate accounts of all receipts and disbursements.  The Treasurer shall deposit all monies, securities, and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever requested by them, an account of the financial condition of the Corporation.

Section 9.                          Combined Offices.  The Board of Directors may combine any of the above described offices, except those of President and Vice President.

Section 10.                      Subsidiary Officers.  The officers of any Subsidiary (as defined in Article IX) shall not, by virtue of holding such title and position, be deemed to be officers of this Corporation, nor shall any such officer of a Subsidiary, unless he or she is also a director or officer of this Corporation, be entitled to have access to any files, records, or other information relating or pertaining to this Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of this Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

ARTICLE VII
STOCKS AND TRANSFERS

Section 1.                          Certificates for Shares.  Certificates representing shares of capital stock of the Corporation shall be in such form as is required by law and approved by the officers who sign the certificates.  Certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President, and may also be signed by another officer of the Corporation. If any officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Section 2.                          Issuance of Shares Without Certificates.  The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates.  Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.

Section 3.                          Fractional Shares.  The Corporation may issue fractions of shares.  Holders of fractions of shares shall be entitled to exercise voting rights and to receive dividends and distributions in proportion to their fractional shares.  The Corporation may, alternatively, pay in cash the fair value of fractions of shares, as determined from time to time by the Board of Directors, as of the time when those entitled to receive any fractions of sharing are determined.

Section 4.                          Transferable Only on Books of Corporation.  Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, or by the Secretary of the Corporation, and upon surrender of the certificate.  A record shall be made of every transfer and issue. Whenever any transfer is made for collateral security and not absolutely, that fact shall be so expressed in the entry of the transfer.

Section 5.                          Registered Shareholders.  The Corporation shall have the right to treat the registered holder of any share as the absolute owner, and shall not be bound to recognize any equitable or other claim to, or interest in, the share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise expressly provided by the statutes of Michigan.

Section 6.                          Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

Section 7.                          Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient regulating the issue, transfer and registration of certificates for shares of this Corporation.

Section 8.                          Replacement of Lost or Destroyed Certificates.  The Corporation may issue a new certificate for shares or fractional shares in place of a certificate previously issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

ARTICLE VIII
INDEMNIFICATION

Section 1.                          Indemnification in Action by Third Party.  The Corporation shall indemnify any director or officer of the Corporation and any director or officer of any bank subsidiary of the Corporation and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or any bank subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders or any bank subsidiary of the Corporation, as applicable, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders or any bank subsidiary of the Corporation, as applicable, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                          Indemnification in Action by or in Right of the Corporation.  The Corporation shall indemnify any director or officer of the Corporation and any director or officer of a bank subsidiary of the Corporation and may indemnify any employee, agent, or other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or any bank subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders or any bank subsidiary of the Corporation, as applicable.  Indemnification shall not be made for any such claim, issue, or matter in which the person shall have been found liable to the Corporation or any bank subsidiary of the Corporation, as applicable, except to the extent authorized by statute.

Section 3.                          Expenses.  To the extent that a director or officer of the Corporation or any other person entitled to mandatory indemnification under Section 1 or 2 of this Article has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses (including attorneys' fees), incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Article.  The Corporation may indemnify any other employee, agent or person who may be indemnified under Section 1 or 2 to the extent that person has been successful on the merits or otherwise against actual and reasonable expenses (including attorneys' fees) incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Article.

Section 4.                          Determination, Evaluation, and Authorization of Indemnification.
(a)            Any person who claims indemnification under Section 1 or 2 of this Article or the articles of incorporation shall be entitled to a strong presumption that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or its shareholders or any bank subsidiary of the Corporation, as applicable, and, with respect to a criminal action or proceeding, that he or she had no reason to believe his or her conduct was unlawful.  Except as otherwise provided in Subsection (e) or unless ordered by a court, the Corporation shall make an indemnification under Section 1 or 2 of this Article upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation may be made in any of the following ways:
(i)            By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(ii)            If a quorum cannot be obtained under Subsection (i) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.
(iii)            By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:
(A)            By the Board of Directors or its committee in the manner prescribed in Subsection (i) or (ii) above.
(B)            If a quorum of the Board of Directors cannot be obtained under Subsection (i) above and a committee cannot be designated under Subsection (ii) above, by the Board of Directors.
(iv)            By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.
(v)            By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.
(b)            In the designation of a committee under Subsection (a)(ii) or in the selection of independent legal counsel under Subsection (a)(iii)(B), all directors may participate.
(c)            If a person is entitled to indemnification under Section 1 or 2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

(d)            The Corporation shall authorize payment of indemnification under this Section in one of the following ways:
(i)            By the Board of Directors in one of the following ways:
(A)            If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(B)            By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(C)            If the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(D)            If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the Board of Directors in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.
(ii)            By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
(e)            To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Section 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section 2 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
(f)            Notwithstanding the foregoing, if a change in control of the Corporation has occurred, and all or any part of the events or circumstances giving rise to the claim for which indemnification is sought occurred prior to the change in control, a determination that a person claiming mandatory indemnification under this Article is not entitled to indemnification shall be made only by a court of competent jurisdiction in an order, opinion, or judgment.  A change in control shall be deemed to have occurred if a majority of the Board of Directors is composed of persons who were not directors of this Corporation at the time of all such events and circumstances, or a majority of the shares of common stock of the Corporation or its successor are held by a shareholder or group of shareholders who held fewer than 25 percent of the Corporation's common stock at the time of such events and circumstances.
Section 5.                          Advances
(a)            The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if the person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for the indemnification of a person under the circumstances.
(b)            The undertaking required by Subsection (a) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.
(c)            An evaluation of reasonableness under this Section shall be made in the manner specified in Section 8.4(a) above, and authorizations shall be made in the manner specified in Section 8.4(d) above.
(d)      A provision in the articles of incorporation or bylaws, a resolution of the Board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.
Section 6.                          Other Indemnification Agreements.  The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, these bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided in this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, personal representatives, and administrators.

Section 7.                          Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or any bank subsidiary of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against the liability under this Article.
Section 8.                          Definitions.  For the purposes of this Article: (a) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (b) "other enterprises" shall include employee benefit plans; (c) "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which service imposes duties on, or involves services by, the director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.
Section 9.                          Contract Rights. The provisions of this Article shall be deemed to be a contract for the benefit of and enforceable by any person entitled to indemnification under this Article and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors and officers of the Corporation or any bank subsidiary of the Corporation who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors and officers of the Corporation or any bank subsidiary of the Corporation referred to in this Article.  Changes in these bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change. The provisions of this Article shall survive any merger, consolidation or sale of the Corporation's stock or substantially all of the business or assets of the Corporation.

Section 10.                          Savings Clause.  If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation whose indemnification is authorized under the articles of incorporation and each director or officer of any bank subsidiary of the Corproation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

Section 11.                          Construction  It is the intent of this Article to grant to the directors and officers of this Corporation or any bank subsidiary of the Corporation, and to directors and officers serving at the request of this Corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time.  This Article shall be liberally construed to give effect to such intent.  The Corporation further intends, acknowledges, and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article.  Accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director or officer without his or her consent.

ARTICLE IX
SUBSIDIARIES

With respect to each corporation, partnership, limited liability company, limited partnership, joint venture, trust, or other enterprise which is wholly or partly owned or controlled by this Corporation ("Subsidiary"):

(a)            The Board of Directors, the President, or any officer appointed by the Board of Directors may vote the shares of stock owned by this Corporation in the Subsidiary for the election of directors of the Subsidiary, for any amendments to the articles of incorporation, bylaws, or governing instruments of the Subsidiary, for the liquidation, merger, or sale of assets of any the Subsidiary, or for any other matter submitted to the vote of the shareholders of the Subsidiary.

(b)            The Board of Directors, the President, or any officer appointed by the Board of Directors may nominate and cause to be elected to the Board of Directors of the Subsidiary such persons as they shall designate, any of whom may, but need not be, directors, officers, or other employees or agents of this Corporation.

(c)            Subject to applicable corporate law, the articles of incorporation, bylaws, or governing instruments of the Subsidiary, the Board of Directors, the President, or any officer appointed by the Board of Directors of this Corporation may instruct the directors of the Subsidiary as to the manner in which they are to vote upon any issue properly coming before them as the directors of the Subsidiary.  Directors of the Subsidiary shall have no liability to this Corporation as the result of any action taken in accordance with such instructions from this Corporation.

ARTICLE X
AMENDMENTS

The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation not inconsistent with the provisions of the articles of incorporation, or any amendment thereto. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of the bylaws of the Corporation proposed by any shareholder of the Corporation.

ARTICLE XI
GENERAL PROVISIONS

Section 1.                          Distributions.  The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions to shareholders.  A dividend or other distribution shall not be made if, after giving it effect, the Corporation would not be able to pay its debts as the debts become due in the usual course of business, or the Corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the dividend or distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Section 2.                          Reserves.  The Board of Directors shall have the power and authority to set apart, out of any funds available for dividends or other distributions to shareholders, such reserve or reserves, for any proper purpose, as the Board of Directors in its discretion approves, and the Board of Directors shall have the power and authority to abolish any reserve created by the Board of Directors.

Section 3.                          Voting Securities.  The Chairman of the Board, the President and any other person appointed by the Board of Directors shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

Section 4.             Contracts.  When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, the President, the Executive Vice Presidents, the Secretary, and any other officer appointed by the Board of Directors, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto.

Section 5.                          Corporate Books and Records.  The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and committees. The books, records and minutes may be kept outside the State of Michigan . The Corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares of capital stock held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

Section 6.                          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 7.                          Seal.  If the Corporation has a corporate seal, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.